PART C                                                                 EXHIBIT C

 NUMBER                                                                 SHARES
GAS XXXXX                   THE GOVETT FUNDS, INC.
                     INTERNATIONAL SMALLER COMPANIES FUND
                                CLASS A SHARES
                            A MARYLAND CORPORATION
   COMMON STOCK                                                  COMMON STOCK
$0.00001 PAR VALUE                                            $0.00001 PAR VALUE

THIS CERTIFIES that                                            CUSIP 383796 687

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS



is the owner of

                  the above referenced number of fully paid and nonassessable Class A shares of beneficial interest of the par value of one thousandth of a cent per share of the above referenced Fund transferable on the books of the Fund by the holder thereof in person or by a duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid, unless countersigned by the Transfer Agent.

                  Witness the facsimile signatures of the Fund's duly authorized officers.

                  Dated:


                                    [SEAL]
                            THE GOVETT FUNDS, INC.
                                 INCORPORATED

                                  NOVEMBER 13
                                     1990
                                   MARYLAND


/s/ Catherine M. MacGregor                               /s/ Sir Victor Garland
       Secretary                                                President


Countersigned and Registered:
                  FIRST DATA INVESTOR SERVICES GROUP
                  (King of Prussia)                          Transfer Agent
                                                              and Registrar